Exhibit 99.2

MEDIA RELEASE

American Campus Positions Management for Future Growth

AUSTIN, Texas--(BUSINESS WIRE)--October 30, 2007--American Campus Communities, Inc. (NYSE:ACC), one of the nation's largest owners, managers and developers of high-quality student housing properties, today announced that the company’s board of directors has approved several promotions and internal reassignments to maximize growth opportunities and facilitate the continuation of its sector-leading operational and financial performance.  These promotions and reassignments will become effective as of November 1, 2007.

Executive Vice President and Chief Financial Officer Brian Nickel is being promoted to senior executive vice president of capital market strategies and chief investment officer.  In addition to his current duties related to capital market strategies, Nickel will take a more active role in leading the execution of the company’s investment and growth activities.

Greg Dowell, who has been the company’s chief of operations since its IPO in 2004, is being promoted to senior executive vice president and chief operating officer.  In addition to providing executive oversight for the company’s property operations, Dowell will assume additional responsibilities for corporate support functions to enhance the continuing development, refinement and scalability of the company’s property and corporate operating platforms.

With a $1.4 billion development pipeline continuing to rapidly expand, Jim Hopke, currently executive vice president and chief investment officer, will move into the position of executive vice president of project management and construction.  In this role, he will provide focused executive leadership and oversight related to the project management and delivery of owned and third-party development projects.

Jon Graf, currently the company’s senior vice president and chief accounting officer, is being promoted to the position of executive vice president and chief financial officer.  During the last three years he has worked closely with Brian Nickel on the execution of ACC’s capital market and financing activities. Graf joined the company shortly after its IPO bringing more than 10 years of public company accounting, compliance and regulatory experience.  Graf will be supported by the promotions of Daniel Perry to senior vice president of capital markets and Kim Voss to senior vice president and controller.

“With our rapidly expanding owned and third-party development pipelines, the successful launch of our ACE™ program, and opportunities to acquire underperforming properties, we believe that one of the most significant opportunities for quality growth is upon us,” said Bill Bayless ACC CEO.  “These promotions and reassignments place our key personnel in the positions that fully utilize their strengths and should enable us to maximize opportunities for the company and value for our shareholders.  It is very rewarding to see all of these positions being filled by internal personnel, demonstrating the depth of talent in our organization.”

About American Campus Communities

American Campus Communities, Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management, leasing and management of student housing properties. American Campus Communities owns and manages a portfolio of 43 student housing communities containing approximately 26,900 beds. Including its owned properties, the company provides management and leasing services at a total of 56 properties with approximately 35,800 beds located on or near college and university campuses. Additional information is available at www.americancampuscommunities.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CONTACT: American Campus Communities, Inc., Austin

Gina Cowart, 512-732-1000
Investor Relations